AMENDED AND RESTATED BYLAWS
                                       OF
                             FIDELITY BANCORP, INC.


                               ARTICLE I. OFFICES

         1.1 Registered Office and Registered Agent. The registered office of Fidelity Bancorp, Inc. ("Corporation") shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

         1.2 Other Offices. The Corporation may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.

                       ARTICLE II. STOCKHOLDERS' MEETINGS

         2.1 Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

         2.2 Annual Meeting Time. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the second Tuesday of February, if not a legal holiday, and if a legal holiday, then on the day following, or at such other date as may be determined by the Board of Directors and stated in the notice of such meeting.

         2.3 Organization and Conduct. Each meeting of the stockholders shall be presided over by the President, or if the President is not present, by any Vice President. The Secretary, or in her absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

         2.4  Special  Meetings.  Special  meetings of the  stockholders  of the
Corporation   for  any  purpose  may  be  called  only  as   prescribed  in  the
Corporation's Articles of Incorporation.


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         2.5  Notice.

         (a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least 10 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

         (b) At least 10 days prior to the meeting, a written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each stockholder of record entitled to vote at such meeting.

         2.6 Voting Record. The Corporation shall make a complete record of the stockholders entitled to vote at each meeting of the stockholders of the Corporation, or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. The record shall be kept open at the time and place of such meeting for the inspection by any stockholder.

         2.7  Quorum.  Except as otherwise required by law:

         (a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

         (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders, at which a quorum as defined above is present, shall be sufficient to transact business.

         2.8  Voting of Shares.

         (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of capital stock registered in his name on the books of the Corporation.

         (b) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

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         2.9 Closing of Transfer  Books and Fixing Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed the maximum period prescribed at the time by the laws of the Commonwealth of Pennsylvania, nor be less than 10 days preceding such meeting or payment date, and in such case, written or printed notice thereof shall be mailed at lease 10 days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by such stockholder to the Corporation for the purpose of notice. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be within the maximum period prescribed at the time by the laws of the Commonwealth of Pennsylvania, and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

         2.10 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact. No proxy shall be valid after one year from the date of its execution, unless otherwise provided in the proxy.

         2.11 Voting of Shares in the Name of Two or More Persons. Where shares are held jointly or as tenants in common by two or more persons as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the votes cast by him or a majority of them and if in any case such persons are equally divided upon the manner of voting the shares held by them, the vote of such shares shall be divided equally among such persons, without prejudice to the rights of such joint owners or the beneficial owners thereof among themselves, except that, if there shall have been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreements under which such shares are held or the instrument by which the trust or estate was created or the decree of court appointing them, or of a decree of court directing the voting of such shares, the persons specified as having such voting power in the latest such document so filed, and only such persons, shall be entitled to vote such shares but only in accordance therewith.

         2.12 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine, provided that a copy of such provisions or appointing resolution certified to be correct by an officer of such corporation is filed with the Secretary of the Corporation if requested by the Secretary of the Corporation. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee

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or nominee,  and thereafter the pledgee or nominee shall be entitled to vote the shares so transferred.

         2.13 Judges of Election. For each meeting of stockholders, the Board of Directors may appoint one or three judges of election. If for any meeting the judge(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any judge, one or three judges may be appointed at the meeting by the chairman thereof. Such judge(s) shall conduct the voting in each election of directors and, as directed by the Board of Directors or the chairman of the meeting, the voting on each matter voted on at such meeting, and after the voting shall make a certificate of the vote taken. Judges need not be stockholders.

         2.14. Notice for Nominations and Proposals. Nominations for directors to be elected at an annual meeting of shareholders, except those made by the board of directors of the Corporation, must be made in accordance with the provisions set forth in the Articles of Incorporation and must also be accompanied by a certification, under oath before a notary public, by each nominee that he meets the eligibility requirements to be a director as set forth in Article IV, Section 4.19 of these Bylaws.


                           ARTICLE III. CAPITAL STOCK

         3.1 Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

          (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania;

          (b)  the name of the person to whom issued;

          (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

          (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

         3.2 Transfers.

         (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business,

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or at  the  office  of  its  transfer  agent  or  registrar,  and  before  a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and, may employ an agent or agents to keep such register, and to record transfers of shares therein.

         (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefore have been surrendered to the Corporation.

         3.3 Registered Owners. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

          (a)  The classification of stockholder who may certify;

          (b)  The purpose or purposes for which the certification may be made;

          (c) The form of certification and information to be contained therein;

          (d)  If the  certification is with respect to a record date or closing
               of  the  stock  transfer   books,   the  date  within  which  the
               certification must be received by the Corporation; and

          (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the above requirements, the person specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

         3.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

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         3.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

         3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                         ARTICLE IV. BOARD OF DIRECTORS

       4.1 Number and Powers. The management of all the affairs, property and interest of the Corporation shall be vested in a Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The initial Board of Directors shall consist of seven persons. The classification and term of the directors shall be as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Each director of the Corporation must, at all times, reside in a county, city or town within the Commonwealth of Pennsylvania which is no more than 20 miles in distance from the main branch or nearest branch office location of the Corporation's wholly-owned subsidiary, Fidelity Savings Bank.

       4.2 Change of Number. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may be neither less than five nor more than 15.

       4.3 Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

       4.4 Regular Meetings. Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual

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meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

         4.5 Special Meetings.

         (a) Special meetings of the Board of Directors may be called at any time by the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by five days' service of the same by telegram, by letter, or personally. Such notice need specify neither the business to be transacted at, nor the purpose of, the meeting.

         (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

         4.6 Quorum. A majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

         4.7 Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

         4.8 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he delivers his dissent in writing to the Secretary of the Corporation immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         4.9 Executive, Audit and Other Committees. Standing or special committees may be appointed by the Board of Directors from its own number from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have an exercise all of the authority of the Board of Directors, except in reference to amending the Articles of Incorporation, adopting a plan or merger or consolidation, recommending the sale, lease or exchange or other dispositions of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending a voluntary dissolution or a revocation thereof, or amending these Bylaws. An Audit Committee shall be appointed by resolution passed by a majority of the full Board of Directors, and at least a

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majority of the members of the Audit  Committee  shall be directors  who are not also officers of the Corporation. The Audit Committee shall review the records and affairs of the Corporation to determine its financial condition, shall review the Corporation's systems of internal control with management and the Corporation's independent auditors and shall monitor the Corporation's adherence
in  accounting  and  financial   reporting  to  generally  accepted   accounting
principles, as well as such other duties as may be added to it by the Board of Directors. All committees appointed by the Board of Directors shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         4.10 Remuneration. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or to delegate such authority to any appropriate committee; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of standing or special committees may be allowed like compensation for attending committee meetings.

         4.11 Action by Directors Without a Meeting. Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

         4.12 Action of Directors by Communications Equipment. Any action which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

         4.13 Age Limitation. No person shall be eligible for election, re-election, appointment or re-appointment to the Board of Directors of the Corporation who has, at the time of such action, reached seventy (70) years of age. This age limitation does not apply to a member emeritus of the Board of Directors or of an Advisory Board.

         4.14 Resignation of Directors. A director may resign at any time by written resignation delivered to the Secretary of the Corporation. Unless otherwise specified in the resignation, it shall take effect upon receipt by the Secretary. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective upon acceptance by the Board of Directors.

         4.15 Advisory Boards. The Board of Directors may establish any number of Advisory Boards and may appoint any number of individuals to such Boards. Any individual so appointed

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may be  compensated  but may not attend any  meeting of the Board of  Directors, except pursuant to an invitation by the Board of Directors. They shall not have any official responsibility or be subject to any liability.

         4.16 Member Emeritus. The Board of Directors may appoint an individual as a member emeritus of the Board of Directors or of an Advisory Board. An individual so appointed shall serve as a member emeritus for a term determined by the Board of Directors unless he is removed by the Board or resigns. A member emeritus may be compensated but may not vote at any meeting of the Board of Directors or Advisory Board or be counted in determining a quorum. A member emeritus also shall not have any responsibility or be subject to any liability.

         4.17 Minimum Share Requirement. Each director of the Corporation must be a shareholder of the Corporation and beneficially own at least 5,000 shares of the Corporation's Common Stock. "Beneficial" ownership shall be determined in accordance with the regulations of the Securities Exchange Act of 1934.

         4.18 Affiliations With Other Depository Institutions. A person is not eligible to serve as director of the Corporation if he is a "management official" of another "depository institution" or "depository holding company" as those terms are defined in 12 C.F.R. ss. 563f.2 of the Regulations of the Office of Thrift Supervision. If elected director of the Corporation, a person may not thereafter serve or agree to serve as a management official of a depository institution or depository holding company unless and until his term as director of the Corporation has expired.

         4.19 Eligibility Requirement. A person is not eligible to serve as director if he: (1) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a director of this Corporation under Section 4.19 (1), (2) or (3).


                              ARTICLE V. OFFICERS

         5.1 Designations. The officers of the Corporation shall be the President, a Secretary and a Treasurer, as well as such Vice Presidents
(including Executive and Senior Vice Presidents), Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

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         5.2 Powers and Duties.  The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         5.3 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

         5.4 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

         5.5 Other Officers. Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         5.6 Term - Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         5.7 Age Limitation on Officers. No person shall be eligible for election, re-election, appointment or re-appointment to an executive management position who, at the time of such action, has reached seventy (70) years of age; provided, however, that the foregoing shall not restrict the Board of Directors from establishing a compulsory retirement requirement for those officers attaining age 65 but not age 70 who fall within the definition of persons covered by Section 3(c)(1) of the Age Discrimination in Employment Act Amendments of 1978, 29 U.S.C. ss.631(c)(1).

                            ARTICLE VI. FISCAL YEAR

The fiscal year of the Corporation shall end on the 30th of September of each year.

                       ARTICLE VII. DIVIDENDS AND FINANCE

      7.1 Dividends. Dividends may be declared by the Board of Directors and paid by the Corporation out of the unreserved and unrestricted earned surplus of the Corporation, or out of the unrestricted capital surplus of the Corporation, subject to the conditions and limitations imposed by the laws of the Commonwealth of Pennsylvania. The stock transfer books may be closed for the payment of dividends during such periods, not in excess of the maximum period prescribed at the time by the laws of the Commonwealth of Pennsylvania, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the Corporation, may declare dividends payable only to the holders of record at the

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close of business on any business day within the maximum  period  prescribed  at the time by the laws of the Commonwealth of Pennsylvania prior to the date on which the dividend is paid.

         7.2 Reserves. Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose. Any earned surplus of any year not distributed as dividends shall be deemed to have thus been set apart until otherwise disposed of by the Board of Directors.

         7.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                 ARTICLE VIII. PERSONAL LIABILITY OF DIRECTORS

A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

                              ARTICLE IX. NOTICES

Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.

                                ARTICLE X. SEAL

The corporate seal of the Corporation shall be such form and bear such inscription as may be adopted by resolution of the Board of Directors.

                         ARTICLE X1. BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its stockholders and the Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

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                            ARTICLE X11. AMENDMENTS

These Bylaws may be altered, amended or repealed only as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

                          ARTICLE XIII. EFFECTIVE DATE

These Bylaws shall become effective May 21, 2002 and all Bylaws adopted prior thereto are repealed as of said effective date.












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